PRUDENTIAL GLOBAL LIMITED MATURITY FUND, INC.
                Gateway Center Three, 9th Floor
                               100 Mulberry Street
                    Newark, New Jersey 07102



                                                December 23, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re:      Prudential    Global    Limited    Maturity    Fund,     Inc.
(formerly Prudential Short-Term Global
               Income Fund, Inc.)
               File No. 33-33479 and 811-6048

Ladies and Gentlemen:

     On behalf of Prudential Global Limited Maturity Fund, Inc. (formerly Prudential Short-Term Global Income Fund, Inc.) enclosed for filing, under the Investment Company Act of 1940, are:

     (1)  the Form 24f-2 for the Fund; and

     (2)  an opinion of counsel to the Fund.

     These documents are being filed electronically via the EDGAR System.

     If you have any questions relating to the foregoing, please call the undersigned at (201) 367-7532.

                                   Yours truly,


                                   /s/Ellyn               C.               Vogin
Ellyn C. Vogin
                                   Assistant Secretary



Enclosures


glm/24F2-96.LTR